Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF

MUELLER WATER PRODUCTS, INC.

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The undersigned hereby certifies on behalf of Mueller Water Products, Inc., a Delaware corporation (the “Corporation”), as follows:

(1)                                  The name under which the Corporation was originally incorporated is Mueller Holding Company, Inc.

(2)                                  The original Certificate of Incorporation of the Corporation was filed with the Secretary of the State of the State of Delaware on September 22, 2005, and was amended by a Certificate of Merger filed with the Secretary of State of the State of Delaware on February 2, 2006.

(3)                                  This Restated Certificate of Incorporation, which both restates and further amends the provisions of the Corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).

(4)                                  The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

SECTION 1.1.                     Name. The name of the Corporation (the “Corporation”) is: Mueller Water Products, Inc.

ARTICLE II

SECTION 2.1.                     Address. The registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is the Corporation Service Company.

ARTICLE III

SECTION 3.1.                     Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

SECTION 4.1.                     Capitalization. The total number of shares of stock that the Corporation is authorized to issue is 660,000,000 shares, consisting of (i) 600,000,000 shares of Common Stock, par value $0.01 per share, of which 400,000,000 shares shall be designated Series A Common Stock (“Series A Common Stock”) and 200,000,000 shares shall be designated Series B Common Stock (“Series B Common Stock” and, with the Series A Common Stock, the “Common Stock”), and (ii) 60,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”). The Corporation shall keep reserved at all times a number of shares of Series A Common Stock into which then issued shares of Series B Common Stock may be converted pursuant to Section 4.3(f) below.

Without regard to any other provision of this Restated Certificate of Incorporation (including without limitation the other provisions of this Article IV), each one share of Common Stock, $0.01 par value, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this Restated Certificate of Incorporation becomes effective shall be, and hereby is, automatically reclassified as and changed into 85,844,920 fully paid and nonassessable shares of Series B Common Stock, without any further act by the Corporation or the holders thereof.

SECTION 4.2.                     Preferred Stock. Subject to the other provisions of this Restated Certificate of Incorporation, the Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series, the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, as are not inconsistent with this Restated Certificate of Incorporation or any amendment hereto, and as may be permitted by the DGCL. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

SECTION 4.3.                     Common Stock.

(a)                                  General. Except as provided in this Section 4.3 or as otherwise required by the DGCL, all shares of Series A Common Stock and the Series B Common Stock shall have the same powers, privileges, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, and shall be identical to each other in all respects.

(b)                                 Dividends. Subject to applicable law, any other provision of this Restated Certificate of Incorporation, and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having preference over the right to participate with the Common Stock with respect to the payment of dividends, the holders of Series A Common Stock and Series B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation (other than, except as set forth in the following sentences, Common Stock of the Corporation) or property of the Corporation when and as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in Common Stock other than distributions pursuant to stock splits or divisions of Common Stock, only shares of Series A Common Stock shall be paid or distributed with respect to Series A Common Stock, and either shares of Series A Common Stock or Series B Common Stock may be paid or distributed with respect to Series B Common Stock. In the case of distributions pursuant to stock splits or divisions of Common Stock of the Corporation, only shares of Series A Common Stock shall be paid or distributed with respect to Series A Common Stock, and only shares of Series B Common Stock shall be paid or distributed with respect to Series B Common Stock. In any dividends or other distributions payable in Common Stock, including but not limited to distributions pursuant to stock splits or divisions of Common Stock, the number of shares of Series A Common Stock and Series B Common Stock so distributed on each share shall be equal.

(c)                                  Voting Rights. (i)  Each holder of record of Series A Common Stock shall have one vote for each share of Series A Common Stock outstanding in his name on the books of the Corporation and which is entitled to vote, and each holder of record of Series B Common Stock shall have eight votes for each share of Series B Common Stock that is outstanding in his name on the books of the Corporation and which is entitled to vote; provided, however, that notwithstanding the foregoing, a Permitted Holder (as defined below) that beneficially owns (as determined in accordance with Section 10.2) all of the outstanding shares of Series B Common Stock shall have the right to reduce from time to time the number of votes per share to which the holders of Series B Common Stock are entitled to any number of votes per share of Series B Common Stock less than eight (but not fewer than one) by written notice to the Corporation, which notice shall (A) specify the reduced number of votes per share, (B) be included with the records of the Corporation maintained by the Secretary and be provided to any stockholder of record of the Corporation upon request therefor, and (C) for so long thereafter as there shall be shares of Series B Common Stock outstanding, be referred to or reflected in any proxy or information statement provided to holders of the Common Stock in connection with any matter to be voted upon by such holders; and provided, further, that with respect to the vote on any proposed conversion of the shares of Series B Common Stock into shares of Series A Common Stock pursuant to Section 4.3(f)(vi) below, every holder of a share of Common Stock, irrespective of series, shall have one vote for each share of Common Stock outstanding in his name on the books of the Corporation and which is entitled to vote. A “Permitted Holder” means, subject to the application of Section 4.3(f)(iv), any of (1) Walter Industries, Inc., a Delaware corporation (“Walter”), (2) any person (as defined in Section 10.2) to which Walter or any of its subsidiaries transfers shares of Series B Common Stock representing at least a 50% economic interest in the then outstanding Common Stock taken as a whole (the “Series B Transferee”), or (3) any majority-owned subsidiary of Walter or the Series B Transferee for so long as such subsidiary remains a majority-owned subsidiary thereof.

(ii)                                  The holders of record of Series A Common Stock and holders of record of Series B Common Stock shall vote together as a single class on all matters (including, without limitation, any amendment to this Restated Certificate of Incorporation, any merger or consolidation of the Corporation, any sale of all or substantially all of the assets of the Corporation or similar transactions), except as otherwise required by the DGCL or this Restated Certificate of Incorporation.

(iii)                               In the election of directors, each stockholder shall be entitled to cast for any one candidate no greater number of votes than the number of votes represented by the shares held by such stockholder; no stockholder shall be entitled to cumulate votes on behalf of any candidate.

(iv)                              Except as otherwise required by the DGCL, holders of record of either series of Common Stock, as such, shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

(d)                                 Special Consent Required for Certain Amendments. The affirmative vote of the holders of a majority of the outstanding Series B Common Stock, voting separately as a class, shall be required for any amendment, alteration or repeal (including but not limited to by merger, consolidation or otherwise by operation of law) of any provision of this Restated Certificate of Incorporation that would adversely affect the powers, preferences or rights of the Series B Common Stock (except for changes affecting only those powers, preferences or rights shared by both series of Common Stock and affecting such powers, preferences or rights equally with respect to both series of Common Stock).

(e)                                  Liquidation, Dissolution or Winding Up. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Common Stock, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by such holders. Neither the holders of Series A Common Stock nor the holders of Series B Common Stock shall have any preference over the other in connection with such distribution.

(f)                                    Conversion. (i)  Prior to the date on which shares of Series B Common Stock are transferred to the stockholders of either Walter or the Series B Transferee in a transaction (a “Tax-Free Spin-Off”) intended to be tax-free under Section 355 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), each record holder of shares of Series B Common Stock may convert such shares into an equal number of shares of Series A Common Stock by surrendering ownership of such shares to the Corporation for conversion, paying any required tax transfer stamps and providing proof of such payment to the Corporation, and providing a written notice by such record holder to the Corporation stating that such record holder desires to convert such shares of Series B Common Stock into the same number of shares of Series A Common Stock and requesting that the Corporation issue all of such shares of Series A Common Stock to the persons named therein, setting forth the number of shares of Series A

Common Stock to be issued to each such person. For purposes of this Section 4.3(f), a Tax-Free Spin-Off shall be deemed to have occurred at the time shares are first transferred to stockholders of either Walter or Series B Transferee, as the case may be, following receipt of an affidavit described in Section 4.3(f)(x)(D) below. To the extent permitted by law, such voluntary conversion shall be deemed to have been effected at the close of business on the date of such surrender. Following a Tax-Free Spin-Off, shares of Series B Common Stock shall no longer be convertible into shares of Series A Common Stock except as set forth in the other provisions of Section 4.3(f) below.

(ii)                                  Prior to a Tax-Free Spin-Off, each share of Series B Common Stock shall automatically convert into one share of Series A Common Stock upon the transfer of such share if, after such transfer, such share is not beneficially owned by a Permitted Holder. Such automatic conversion shall be deemed to have been effected at the close of business on the date of such transfer. Notwithstanding the foregoing, however, shares of Series B Common Stock shall not convert into shares of Series A Common Stock as a result of any Tax-Free Spin-Off.

(iii)                               Prior to a Tax-Free Spin-Off, shares of Series B Common Stock representing at least a 50% economic interest in the then outstanding Common Stock taken as a whole transferred by Walter or its subsidiaries to a Series B Transferee shall not automatically convert to Series A Common Stock upon such transfer of such shares. Any shares of Series B Common Stock retained by Walter and its subsidiaries following such transfer of shares of Series B Common Stock to the Series B Transferee shall automatically convert into shares of Series A Common Stock upon such transfer. Such automatic conversion shall be deemed to have been effected at the close of business on the date of such transfer.

(iv)                              Prior to a Tax-Free Spin-Off, a transfer of all of the shares of Series B Common Stock beneficially owned by Walter or the Series B Transferee to a parent company that acquires beneficial ownership of all of the outstanding capital stock of Walter or the Series B Transferee, respectively, shall not automatically convert to Series A Common Stock upon such transfer of such shares. Upon such acquisition, references to Walter or the Series B Transferee, as the case may be, in this Restated Certificate of Incorporation and the Restated Bylaws of the Corporation (as they may be amended from time to time, the “Bylaws”) shall be deemed to refer to such parent company.

(v)                                 Each share of Series B Common Stock shall automatically convert into one share of Series A Common Stock if at any time prior to a Tax-Free Spin-Off the number of outstanding shares of Series B Common Stock owned by all Permitted Holders is less than 10% of the aggregate number of shares of Common Stock then outstanding. Such automatic conversion shall be deemed to have been effected at the close of business on the first date that such threshold is reached.

(vi)                              In the event of a Tax-Free Spin-Off, shares of Series B Common Stock transferred to stockholders of either Walter or the Series B Transferee shall not convert to shares of Series A Common Stock. Following such Tax-Free Spin-Off at any time, the Corporation may submit for stockholder approval, subject to the conditions set forth below, a proposal to convert all outstanding shares of Series B Common Stock into shares of Series A Common Stock; provided, however, that the Corporation has received an opinion of counsel or a favorable private letter ruling from the Internal Revenue Service, in either case satisfactory to Walter or the Series B Transferee, as the case may be, in its sole and absolute discretion, which shall be exercised in good faith solely to preserve the tax-free status of the Tax-Free Spin-Off (and in determining whether an opinion or ruling is satisfactory, Walter or the Series B Transferee may consider, among other factors, the appropriateness of any underlying assumptions and representations if used as a basis for the opinion or ruling, and Walter or the Series B Transferee may determine that no opinion or ruling would be acceptable to Walter or the Series B Transferee, as the case may be), to the effect that such conversion will not affect the tax-free treatment of the Tax-Free Spin-Off. If such an opinion or ruling is received, approval of such conversion may be submitted to a vote of the holders of the Common Stock. At the meeting of stockholders called for such purpose, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his name on the books of the Corporation, notwithstanding that each share of Series B Common Stock otherwise would be entitled to that number of votes per share then assigned to the Series B Common Stock. Approval of such conversion shall require approval by the affirmative vote of a majority of the votes entitled to be cast by the holders of the Series A Common Stock and Series B Common Stock, voting together as a single class, and neither series of Common Stock shall be entitled to a separate class or series vote. Such conversion shall be effective on the date on which such approval is given at a meeting of stockholders called for such purpose.

(vii)                           The Corporation will provide notice of any automatic conversion of all outstanding shares of Series B Common Stock to holders of record of the Common Stock as soon as practicable following such conversion; provided, however, that the Corporation may satisfy such notice requirement by providing such notice prior to such conversion. Such notice shall be provided either (A) by mailing notice of such conversion first class postage prepaid, to each holder of record of the Common Stock, at such holder’s address as it appears on the books of the Corporation or (B) by public announcement as provided in the Bylaws; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any shares of Series B Common Stock. Each such notice shall state, as appropriate, the automatic conversion date; that all outstanding shares of Series B Common Stock are automatically converted; and that no dividends will be declared on the shares of Series B Common Stock converted after such conversion date.

(viii)                        Prior to a Tax-Free Spin-Off, holders of shares of Series B Common Stock may (A) transfer any or all of such shares of Series B Common Stock held by them only in connection with a transfer which meets the qualifications of Section 4.3(f)(x) below, or (B) convert any or all of such shares into shares of Series A Common Stock. Prior to a Tax-Free Spin-Off, no one other than those persons in whose names shares of Series B Common Stock become registered on the books of the Corporation by reason of their record ownership of shares of Common Stock of the Corporation which are reclassified into shares of Series B Common Stock, or transferees or successive transferees who receive shares of Series B Common Stock in connection with a transfer which meets the qualifications set forth in Section 4.3(f)(x) below, shall by virtue of the acquisition of shares of Series B Common Stock have the status of an owner or holder of shares of Series B Common Stock or be recognized as such by the Corporation or be otherwise entitled to enjoy for his own benefit the special rights and powers of a holder of shares of Series B Common Stock.

(ix)                                Holders of shares of Series B Common Stock may at any time transfer to any person the shares of Series A Common Stock issuable upon conversion of such shares of Series B Common Stock.

(x)                                   Prior to a Tax-Free Spin-Off, shares of Series B Common Stock may only be transferred to a Permitted Holder and shall be transferred on the books of the Corporation, upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary or any Assistant Secretary of the Corporation) of the transfer instructions for such shares, in proper form for transfer and accompanied by all requisite stock transfer tax stamps, only if such transfer instructions when so presented shall also be accompanied by any one of the following (giving effect to the last sentence of Section 4.3(f)(iv) if applicable):

(A)                              an affidavit from Walter or the Series B Transferee, as the case may be, stating that such request is being presented to effect a transfer by such person of such shares to a subsidiary thereof;

(B)                                an affidavit from Walter or the Series B Transferee, as the case may be, stating that such request is being presented to effect a transfer by any subsidiary thereof of such shares to such person or another subsidiary thereof;

(C)                                an affidavit from Walter stating that such request is being presented to effect a transfer by Walter or any of its subsidiaries of such shares to the Series B Transferee; or

(D)                               an affidavit from Walter or the Series B Transferee, as the case may be, stating that such request is being presented to effect a transfer by such person of such shares to its stockholders in connection with a Tax-Free Spin-Off.

(xi)                                (A)  If a record holder of shares of Series B Common Stock shall deliver a request for transfer for such shares, properly endorsed for transfer or accompanied by an instrument of transfer, to a person who receives such shares in connection with a transfer which does not meet the qualifications set forth in Section 4.3(f)(x), then such person or any successive transferee of such shares shall treat such endorsement or instrument as authorizing him on behalf of such record holder to convert such shares in the manner above provided for the purpose of the transfer to himself of the shares of Series A Common Stock issuable upon such conversion, and to give on behalf of such record holder the written notice of conversion above required, and shall convert such shares of Series B Common Stock accordingly. (B)  If such shares of Series B

Common Stock shall improperly have been registered in the name of such a person (or in the name of any successive transferee of such shares), such person or transferee shall be deemed to have surrendered such shares, and shall provide the Corporation with the written notice of conversion above required, in which case (1) such person or transferee shall be deemed to have elected to treat the instrument of transfer so delivered by such former record holder as authorizing such person or transferee on behalf of such former record holder so to convert such shares and so to give such notice, (2) the shares of Series B Common Stock registered in the name of such former record holder shall be deemed to have been surrendered for conversion for the purpose of the transfer to such person or transferee of the shares of Series A Common Stock issuable upon conversion, and (3) the appropriate entries shall be made on the books of the Corporation to reflect such action.

(xii)                             In the event that the Board of Directors of the Corporation (or any committee of the Board of Directors, or any officer of the Corporation, designated for this purpose by the Board of Directors) shall determine, upon the basis of facts not disclosed in any affidavit or other document accompanying the request for transfer for shares of Series B Common Stock when presented for transfer, that such shares of Series B Common Stock have been registered in violation of the provisions of Section 4.3(f)(x), or shall determine that a person is enjoying for his own benefit the special rights and powers of shares of Series B Common Stock in violation of such provisions, then the Corporation shall take such action at law or in equity as is appropriate under the circumstances. An unforeclosed pledge made to secure a bona fide obligation shall not be deemed to violate such provisions.

(xiii)                          Every certificate for shares of Series B Common Stock, if any, and notice required to be sent to registered owners of shares of Series B Common Stock pursuant to Section 151(f) of the DGCL, shall note the restrictions on the transfer or registration of shares of Series B Common Stock as required by Section 202 of the DGCL.

(xiv)                         Upon any conversion of shares of Series B Common Stock into shares of Series A Common Stock pursuant to the provisions of this Section 4.3(f), (A) the rights of the holders of shares of Series B Common Stock as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Series A Common Stock issuable upon such conversion; provided, however, that such persons shall be entitled to receive when paid any dividends declared on the Series B Common Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion (giving effect to the proviso in Section 4.3(b) as if such dividends had been declared with respect to the shares of Series A Common Stock received upon conversion); provided, further, that any dividend declared prior to such conversion, for which the record date or payment date shall be subsequent to such conversion, which may have been declared on the shares of Series B Common Stock so converted shall be deemed to have been declared, and shall be payable, with respect to the shares of Series A Common Stock into or for which such shares of Series B Common Stock shall have been so converted, and any such dividend which shall have been declared on such shares payable in shares of Series B Common Stock shall be deemed to have been declared, and shall be payable, in shares of Series A Common Stock.

(xv)                            The Corporation will not be required to pay any documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Series A Common Stock on the conversion of shares of Series B Common Stock pursuant to this Section 4.3(f), and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(xvi)                         As long as any shares of Series B Common Stock shall be outstanding, the Corporation shall reserve and keep available out of its authorized but unissued shares of Series A Common Stock, solely for the purpose of effecting the conversion of shares of Series B Common Stock, that number of shares of Series A Common Stock necessary to effect the conversion of all of the then outstanding shares of Series B Common Stock. If at any time, the Board of Directors of the Corporation determines that the number of authorized but unissued shares of Series A Common Stock would be insufficient to effect the conversion of all of the then outstanding shares of Series B Common Stock, the Corporation shall take such action as may be necessary or advisable to increase its authorized but unissued shares of Series A Common Stock to such number of shares as shall be sufficient to effect such conversion.

(xvii)                      Upon the conversion of all or any portion of Series B Common Stock pursuant to this Section 4.3(f), the Series B Common Stock so converted shall be cancelled and retired and may not be reissued. Following the conversion pursuant to this Section 4.3(f) of all outstanding shares of Series B Common Stock, the Corporation shall file a certificate of retirement with the Secretary of State of the State of Delaware in accordance with Section 243 of the DGCL, and thereafter such certificate of retirement shall have the effect of eliminating from this Restated Certificate of Incorporation all references to the Series B Common Stock.

(g)                                 Preemptive Rights. Neither holders of the Series A Common Stock nor holders of Series B Common Stock shall have preemptive rights.

(h)                                 Restrictions on Issuances. Shares of Series B Common Stock may not be issued by the Corporation to any person other than a Permitted Holder, except with the prior written consent of the holders of a majority of the outstanding Series B Common Stock.

(i)                                     Splits, Subdivisions, Etc. In the event that the Corporation shall, at any time when any shares of Series B Common Stock are outstanding, effect a split, subdivision, combination or consolidation of the outstanding shares of Series A Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Series A Common Stock, then in each case the Corporation shall, at the same time, effect an equivalent split, subdivision, combination or consolidation of the outstanding shares of Series B Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Series B Common Stock. In the event that the Corporation shall, at any time when any shares of Series A Common Stock are outstanding, effect a split, subdivision, combination or consolidation of the outstanding shares of Series B Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Series B Common Stock, then in each case the Corporation shall, at the same time, effect an equivalent split, subdivision, combination or consolidation of the outstanding shares of Series A Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Series A Common Stock. Notwithstanding the foregoing provisions, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by the DGCL or by this Restated Certificate of Incorporation, the Corporation may effect any reclassification, split, subdivision, combination or consolidation of the shares of Series A Common Stock and Series B Common Stock with different proportions for each series if such reclassification, split, subdivision, combination or consolidation is approved by the affirmative votes of a majority of the total voting power of the outstanding shares of Series A Common Stock and Series B Common Stock, each voting as a separate class.

SECTION 4.4.                     Amendment to Authorized Shares.  The number of authorized shares of any class or series of capital stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority in voting power of all the shares of the Corporation entitled to vote generally in the election of directors, irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted, but subject to the rights of the holders of any outstanding Preferred Stock.

ARTICLE V

SECTION 5.1.                     Amendments to Bylaws.  In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors is expressly authorized to adopt, amend and repeal the Bylaws of the Corporation without the vote or consent of the stockholders, in any manner not inconsistent with the DGCL or this Restated Certificate of Incorporation; provided, however, that any such adoption, amendment or repeal by the Board of Directors must be made by the affirmative vote of a majority of the directors constituting the entire Board of Directors. Notwithstanding anything to the contrary contained in this Restated Certificate of Incorporation, the affirmative vote of the holders of at least 80% in voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders of the Corporation to amend or repeal Sections 2.02 (Special Meetings of Stockholders), 2.03 (Notice of Stockholder Business and Nominations) or 9.01 (Amendments) of the Bylaws or to adopt any provision inconsistent therewith.

SECTION 5.2.                     Number, Election and Term of Directors. The Board of Directors shall consist of not less than six directors or more than eleven directors, the exact number of directors to be determined from time to time as set forth in the Bylaws. The Board of Directors shall be elected by the stockholders at their annual meeting, and each director shall serve until his successor shall be elected and qualified or until his earlier resignation or removal. Elections of directors need not be by written ballot.

SECTION 5.3.                Vacancies and Newly Created Directorships. Any vacancy occurring in the Board of Directors caused by resignation or removal from office, increase in number of directors or otherwise shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by the affirmative vote of a majority of the remaining members of the Board of Directors, though less than a quorum, or by a sole remaining director. Except as may be otherwise provided in this Restated Certificate of Incorporation, no decrease in the authorized number of directors shall shorten the term of any incumbent director. If any applicable provision of the DGCL expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80% of the voting power of all shares of capital stock of the Corporation entitled to vote generally in the election of directors voting as a single class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

ARTICLE VI

SECTION 6.1.                     Action by Written Consent of Stockholders. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an office or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided, however, that if at any time no Permitted Holder is the beneficial owner, in the aggregate, of at least 50% in voting power of all shares entitled to vote generally in the election of directors, then any action required or permitted to be taken by the holders of the Common Stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may no longer be effected by any consent in writing by such holders.

ARTICLE VII

SECTION 7.1.                     Exculpation of Liability. To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for any liability imposed by Section 102(b)(7) of the DGCL (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

SECTION 7.2.                     Adjustments; Amendments. If the DGCL is amended after the date of the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended from time to time. No repeal or modification of any provision of this Article VII by the stockholders of the Corporation or otherwise shall adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VIII

SECTION 8.1.                     Competition and Corporate Opportunities.

(a)           In recognition and anticipation that (i) certain directors, principals, officers, employees, agents and other representatives of the Permitted Holders (collectively, the “Original Stockholders”) and their respective Affiliates (as defined below) may serve as directors or officers of the Corporation, (ii) the Original Stockholders and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) members of the Board of Directors who are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Section 8.1 are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve the Original Stockholders, the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith. For purposes of this Section 8.1, “Affiliate” shall mean (A) in respect of an Original Stockholder, any person that, directly or indirectly, is controlled by such Original Stockholder, controls such Original Stockholder or is under common control with such Original Stockholder and shall include any principal, member, director, partner, shareholder, officer, employee, agent or other representative of any of the foregoing (other than the Corporation, any person that is controlled by the Corporation and the public stockholders or other equity holders of Walter or the Series B Transferee), (B) in respect of a Non-Employee Director, any person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any person that is controlled by the Corporation), and (C) in respect of the Corporation, any person that, directly or indirectly, is controlled by the Corporation.

(b)           None of (i) any Original Stockholder or any of its Affiliates or (ii) any Non-Employee Director (including but not limited to any Non-Employee Director who serves as an officer of the Corporation in both his director and officer capacities) or his Affiliates (each of the persons identified in (i) and (ii) above being referred to as an “Identified Person”) shall have any duty to refrain from directly or indirectly (x) engaging in a corporate opportunity in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (y) otherwise competing with the Corporation, and, to the fullest extent permitted by the DGCL, no Identified Person shall be liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. The Corporation hereby renounces any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section 8.1(c) below. In the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for himself and the Corporation or any of its Affiliates, such Identified

Person shall have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by the DGCL, shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for himself, or offers or directs such corporate opportunity to another person.

(c)           The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including but not limited to any Non-Employee Director who serves as an officer of this Corporation) if such opportunity is expressly offered to such person solely in his capacity as a director or officer of the Corporation and the provisions of Section 8.1(b) above shall not apply to any such corporate opportunity.

(d)           In addition to and notwithstanding the foregoing provisions of this Section 8.1, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that the Corporation is not permitted to undertake under the terms of Article III or that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

(e)           To the fullest extent permitted by law, any person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Section 8.1.

ARTICLE IX

SECTION 9.1.                     Amendment. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary and in addition to any vote required by applicable law, the affirmative vote of the holders of at least 80% in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Section 4.3(c)(iii), Article V, Article VI, Article VII or Article VIII or this Article IX or to adopt any provision inconsistent therewith.

ARTICLE X

SECTION 10.1.               Severability. If any provision or provisions of this Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, then, to the fullest extent permitted by applicable law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.

SECTION 10.2.               Interpretation. Titles and headings to sections are inserted for convenience of reference only and are not intended to be a part or to affect the meaning or interpretation hereof. The words “hereof”, “herein”, “hereunder” and comparable terms refer to the entirety of this Restated Certificate of Incorporation and not to any particular article, section or other subdivision hereof, and the words “including” and comparable terms shall be deemed to be followed by the words “without limitation”. References to any gender include references to other genders, and references to the singular include references to the plural and vice versa. Unless otherwise specified, references to “Article”, “Section” or another subdivision are to an article, section or subdivision of this Restated Certificate of Incorporation. A “person” means any individual, corporation, partnership, limited liability company, trust or other entity. “Beneficial ownership” shall be determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

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IN WITNESS WHEREOF, the undersigned has caused this Restated Certificate of Incorporation to be executed by a duly authorized officer as of May 25, 2006.

MUELLER WATER PRODUCTS, INC.

By:	/s/ Victor P. Patrick
	Name:	Victor P. Patrick
	Title:	Vice President and Secretary